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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BIRMINGHAM STEEL CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                      THE UNITED COMPANY SHAREHOLDER GROUP
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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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                                  PRESS RELEASE

UNITED COMPANY SHAREHOLDER GROUP FILES DEFINITIVE PROXY AND INITIATES CONSENT ACTION

         The group of shareholders seeking to replace the current Board and management of Birmingham Steel Corporation ("BIR") led by The United Company, John Correnti and Jim Todd (the "United Group") filed its definitive proxy statement on October 13,1999 and began its Consent Action Campaign to immediately replace the Board of Directors of BIR by soliciting signed proxy cards from shareholders of record as of October 7, 1999. A Consent Action empowers shareholders to replace a company's Board of Directors when properly executed proxy cards representing over 50% of the total outstanding shares have been received. The United Group believes the current directors and management must be replaced immediately due to a lack of managerial leadership and BIR's worsening financial condition.

         If the effort to remove the Board by Consent Action is not successful, the shareholders must rely on replacing the Board at the currently scheduled December 2, 1999 annual meeting. The United Group has no confidence that the scheduled meeting will be held as scheduled. BIR may seek to further delay a shareholder vote. By the time the meeting is held, the business of BIR may be hard to salvage.

         In order to run the business from July 1, 1999 to September 30, 1999 (the first quarter of fiscal year 2000), BIR used all the operating cash flow from its profitable rebar and merchant bar business and borrowed an additional $30 million from its $235 million revolver credit facility. Borrowings, under the revolver, accelerated alarmingly at the end of the quarter. BIR reported that the amount owed under the revolver as of 6/30/99 was $186 million; the amount as of 9/15/99 was $205 million; and the amount as of 9/30/99 was $216 million. Borrowing at the end of September (15 days, 9/15-9/30) was at the rate of $22 million per month. By September 30, 1999, there was only $19 million remaining available under the revolver.

         In contrast to this stark financial condition, BIR issued today a financial report showing profits in its first quarter of fiscal year 2000. The first quarter financial report may be confusing because due to write offs taken in connection with the previously announced restructuring, the losses from the SBQ business that are draining the Company's cash are not in the earnings report. For the first quarter of fiscal year 2000, Birmingham Steel reported net income of $5.8 million from continuing operations. However, according to a Conference Call held by the Company today, the Company's SBQ operations lost $21 million during the first quarter.

         The lenders and BIR's directors and management are well aware of the rapidly deteriorating financial condition. BIR reported in its September 29, 1999 8-K SEC filing that BIR, and its lenders amended the revolver credit agreement on July 27, 1999 (Amendment No. 3) and September 28, 1999 (Amendment No. 4).

         In Amendment No. 3, BIR acknowledged to its lenders that BIR "may not be able to make certain certifications regarding the Borrower's compliance with
Section 9.1(b) of the Credit Agreement with respect to the Fourth-Quarter Period ended June 30, 1999". The lenders agreed to suspend the section of the credit agreement that deals with default provisions until September 28, 1999. Further, the lenders under the terms of Amendment No. 3 reduced the line of credit
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available under the revolver to $235,000,000 through 9/28/99, increased the lending costs by 180 basis points (1.8%), and changed from quarterly debt payments to monthly debt payments.

         BIR, in Amendment No. 4 acknowledged default with respect to debt covenants including: interest coverage ratio; minimum net worth; and failure to deliver the audited financial report by September 30, 1999. The lenders agreed to "forbear from exercising their rights and remedies" under the default provisions of the credit agreement. Under Amendment No. 4 BIR is required to provide the lenders with a weekly cash budget. Pursuant to Amendment No. 4 it is apparent that until the debt is paid the lenders will control the cash disbursements of BIR.

         BIR announced today that it executed Amendment No. 5 to its revolver on October 13, 1999. BIR reported that the new financing arrangement will result in higher interest costs and will be secured by a collateral package that includes substantially all of the company's assets. The Company's availability under the revolver will be increased to the original available balance of $300 million effective January 1, 2000. Specific terms of Amendment No. 5 were not released by BIR so the Group is unable to determine if the provisions of Amendments No. 3 and 4 are still applicable.

         As of September 30, 1999 the senior debt and financial obligations of BIR include:

         Long Term Debt                         $335.0 Million
         Revolver Debt                          $216.0 Million
         Memphis Equipment Lease                $ 75.0 Million
         Cartersville Tax Lease                 $ 9.66 Million
         Cartersville Rolling Mill Lease        $ 67.0 Million
                                                --------------
                                                $702.6 Million